                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:

     Neal Miller
     Executive Vice President and Chief Financial Officer
     Cypress Communications
     nmiller@cypresscom.net
     404-442-0234

           CYPRESS COMMUNICATIONS REPORTS FIRST QUARTER 2005 RESULTS,
                              RESTRUCTURING OF DEBT
                   AND UPDATE OF STATUS ON PENDING ACQUISITION

ATLANTA, May 12, 2005 - Cypress Communications Holding Co., Inc. (OTCBB: CYHI) today reported its consolidated operating and financial results for its first quarter ended March 31, 2005.

      "I am very pleased with Cypress Communications' first quarter 2005 results, including the eleventh consecutive quarter of achieving a positive EBITDA. Through the significant efforts of our employees and the loyalty of our customers and partners, we have been able to show continued improvement in our quarter-over-quarter operating results in spite of experiencing modest declines in our revenues. These financial improvements position us well as we invest in the programs which we expect will result in a return to revenue growth in the near future. These programs include new bundled service offerings within our Cypress EZ Office(sm) product suite of fully managed voice, data and internet solutions, and enhancements in the way in which we market and deliver these solutions to our current and prospective customers. At the same time, we see additional opportunities to continue the process of rationalizing and streamlining our operations to ensure a highly cost-effective network," said Gregory P. McGraw, President and Chief Executive Officer of Cypress Communications Holding Co. and its subsidiaries.

FINANCIAL HIGHLIGHTS

      The company reported first quarter 2005 revenues of $18.6 million, a 7% decrease from revenues of $19.9 million in the first quarter of 2004. The decline in revenues is attributable to both a decrease in the

                                   -- more --
total number of customers served by the Company and a slight reduction in the average revenue per customer.

      The company reported a net loss of $547,000 or ($0.08) per basic and diluted share for the first quarter 2005 on 6,445,000 weighted average shares of common stock outstanding, as compared to a net loss of $631,000 or ($0.11) per basic and diluted share for the first quarter of 2004 on 5,874,000 weighted average shares of common stock outstanding. First quarter 2005 results include $139,000 of costs associated with the pending acquisition of the company by an affiliate of Arcapita Inc.

      First quarter 2005 EBITDA (net income (loss) excluding net interest, income taxes, depreciation and amortization expense) increased to $1,432,000 from $1,287,000 in the first quarter of 2004, an 11% increase. The increase in EBITDA is reflective of the effects of reductions in direct costs and operating expenses in excess of the reduction in revenues which resulted from the various network and operating cost saving initiatives implemented by the company over the last several quarters.

      EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles ("GAAP"). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Securities and Exchange Commission Regulation G, the attached table provides a reconciliation of EBITDA to the most directly comparable GAAP measure of operating income (in thousands.)

RESTRUCTURING OF DEBT

      As discussed in the company's recently filed Form 10K for the year ended December 31, 2004, due to the pending acquisition of the company, no activities had previously been undertaken to restructure $8,000,000 of debt, as it is scheduled to be repaid at the closing of the acquisition under the terms of the merger agreement. In the event the acquisition was not closed by July 16, 2005, the original due date on the debt, the company would have been unable to repay the entire balance with available funds and borrowing capacity.

      On May 12, 2005, the company entered into an amendment with the holders of this debt which was originally to come due on July 16, 2005. The amendment provides for, among other things, the extension of the due date of the debt to January 16, 2006, a reduction in the coupon interest rate on the debt from 14% to 12% effective July 16, 2005, and the payment to the debt holders of a loan commitment fee of $200,000 as an inducement to modify the terms of the agreement.

      The debt amendment was negotiated and approved by a special committee of the Board of Directors, consisting of directors not affiliated with the debt holders, and taking into consideration the particular circumstances of the company and market conditions for similar transactions.

                                   -- more --

STATUS UPDATE ON PENDING ACQUISITION

      As previously disclosed, on November 5, 2004, Cypress announced that its Board of Directors approved a definitive Agreement and Plan of Merger with an affiliate of Arcapita, Inc. (formerly Crescent Capital Investments, Inc.), an Atlanta-based private equity investment firm. On March 15, 2005, the stockholders of Cypress approved the Agreement and Plan of Merger.

      The value of the transaction is approximately $40.3 million, with potential adjustments upwards or downwards, based on the achievement of certain conditions pertaining to changes in certain current assets and liabilities between the effective date of the Merger Agreement and closing date of the transaction. The Merger Agreement provides that the merger consideration will first be used to repay outstanding indebtedness. The remaining consideration, after transaction expenses, will be distributed to stockholders, with an estimated price per share of $1.70, subject to final merger consideration adjustments (The $1.70 per share cash consideration is estimated by Cypress Holding as of March 31, 2005 and is subject to adjustment upwards or downwards pursuant to the merger agreement).

      The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including receipt of regulatory approvals. As all of the closing conditions have not, as yet, been met, Cypress cannot predict when the closing of the transaction might occur. Outlined below is the status of various pending activities related to the receipt of regulatory approvals:

FCC

      On November 12, 2004, the company and Arcapita filed an application with the Federal Communications Commission ("FCC") to transfer control of Cypress Communications Operating

Co., Inc. to Techinvest Holding Company, Inc., a subsidiary of Arcapita. During the comment period for the application, the Department of Homeland Security, the Department of Justice, and the Federal Bureau of Investigation (the "Executive Agencies") filed a Petition to Defer with the FCC, asking the FCC to defer its grant of the application until the Executive Agencies notify the FCC that any potential national security, law enforcement, and public safety issues have been addressed. No other comments were filed. Since the filing of the Petition to Defer, the Company and Arcapita have engaged in discussions with the Executive Agencies in an attempt to identify and resolve any issues raised by the Executive Agencies with respect to the proposed transaction. Those discussions continue.

State Approvals

      The company has obtained regulatory approval for the transaction from all state public utility commissions from which approval is required, with the exception of two states. The company expects to obtain approval in these states promptly following FCC approval of the transaction.

CFIUS

      On April 4, 2005, the company and Arcapita filed a voluntary notice with the Committee on Foreign Investment in the United States ("CFIUS") in connection with the transaction. Review of the voluntary

                                   -- more --

notice by CFIUS is ongoing, and the company and Arcapita have provided substantial information and documents to CFIUS in furtherance of that review. On May 5, 2005, the company and Arcapita were notified that CFIUS decided to begin an investigation of the proposed transaction. Under applicable regulations, action must be taken with respect to the voluntary notice no later than July 5, 2005.

ABOUT CYPRESS COMMUNICATIONS

      Cypress Communications (OTCBB: CYHI) is the preferred communication solution provider in more than 1,300 commercial office buildings in 25 major metropolitan U.S. markets. Each day, Cypress uses its fiber optic and copper broadband infrastructure to connect more than 100,000 employees for over 8,000 small- and medium-sized businesses in commercial office buildings. As a single-source provider of communication solutions, Cypress supplies advanced digital and IP phone service, unlimited local and long distance calling, business-class Internet connectivity, firewalls, security and VPN solutions, audio/web conferencing and business television solutions. The Cypress EZ Office(sm) product suite provides a premium bundled solution with one number to call for support, one simple bill and the highest level of service available. Cypress Communications Holding Co., Inc. is headquartered in Atlanta, GA. The company's web address is www.cypresscom.net.

ABOUT ARCAPITA

      Arcapita (http://arcapita.com) is a global investment group with offices in Atlanta, London, and Bahrain. Arcapita's main lines of business include corporate investment (private equity), real estate investment and asset-based investment. Arcapita's corporate investment business was founded in 1997 and operates out of Atlanta and London. Since 1998, Arcapita's corporate investment professionals have arranged for the investment of more than $1 billion in 17 completed or pending transactions with an aggregate enterprise value of over $2 billion. Until March 15, 2005, Arcapita's U.S. business was conducted as Crescent Capital Investments.

SAFE HARBOR STATEMENT

      Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Cypress Communications logo is a service mark of Cypress Communications, Inc. All other marks used herein are the property of their respective owners.

                                    -- end --

                    CYPRESS COMMUNICATIONS HOLDING CO., INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                        (In thousands except share data)

                                                               March 31,  December 31,
                                                                2005        2004
                                                               ---------  -----------
                        ASSETS

CURRENT ASSETS
Cash and cash equivalents                                      $  1,105     $    215
Accounts receivable, net of allowance for doubtful                6,377        6,796
accounts of $193 and $257, respectively
Prepaid expenses and other current assets                         1,084        1,208

TOTAL CURRENT ASSETS                                              8,566        8,219
                                                               --------     --------
PROPERTY AND EQUIPMENT, NET                                      23,268       23,628

OTHER ASSETS                                                         84           92

TOTAL ASSETS                                                   $ 31,918     $ 31,939
                                                               ========     ========
   LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses                          $  9,823     $ 10,268
Line of credit                                                    1,546        2,576
Current portion of long-term debt                                 8,496        8,511
Deferred revenue                                                  1,195        1,077
                                                               --------     --------
TOTAL CURRENT LIABILITIES                                        21,060       22,432

Long term debt                                                   10,774       10,463
Accrued liabilities, long-term                                    1,101          970
                                                               --------     --------
TOTAL LONG-TERM LIABILITIES                                      11,875       11,433
                                                               --------     --------
STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value; 5,000,000 shares                   --           --
authorized; (100 Series A issued)
Common stock, $.001 par value; 50,000,000 shares authorized;          8            6
7,717,808 and 6,467,808 issued and outstanding
at March 31, 2005 and December 31, 2004 respectively
Additional paid-in capital                                       25,143       23,685
Accumulated deficit                                             (25,308)     (24,757)

Less:  Treasury Stock, at cost; 594,000 shares                     (860)        (860)
                                                               --------     --------
TOTAL STOCKHOLDERS' DEFICIT                                      (1,017)      (1,926)
                                                               --------     --------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $ 31,918     $ 31,939
                                                               ========     ========

                    CYPRESS COMMUNICATIONS HOLDING CO., INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)

                                                  THREE MONTHS ENDED MARCH 31,

                                                     2005              2004
                                                   --------          --------
REVENUES                                           $ 18,572          $ 19,884

DIRECT COSTS                                          8,655             9,620
                                                   --------          --------
REVENUES - NET OF DIRECT COSTS                        9,917            10,264
                                                   --------          --------

OPERATING EXPENSES                                    9,821            10,208
                                                   --------          --------

OTHER INCOME (EXPENSE)
   Interest expense and financing costs                (661)             (722)
   Net gain on disposal of assets                        36                59
     Other                                              (18)              (24)
                                                   --------          --------

TOTAL OTHER INCOME (EXPENSE) - NET                     (643)             (687)
                                                   --------          --------

NET LOSS                                           $   (547)         $   (631)
                                                   ========          ========

Net Loss Per Common Share - Basic and Diluted      $  (0.08)         $  (0.11)
                                                   ========          ========

Weighted Average Basic and Diluted Common Shares
Outstanding                                           6,445             5,874
                                                   --------          --------

Consistent with Securities and Exchange Commission Regulation G, the following table provides a reconciliation of EBITDA to the GAAP measure of operating income (in thousands):

                                 Three Months Ended

                                March 31,  March 31,
                                 2005        2004
Net Income (loss) as reported    $(547)     $(631)
                                 -----      -----

Adjustments:
Depreciation and amortization     1,318       1,196
Interest (income) expense, net      661         722

EBITDA                           $1,432      $1,287
                                 ------      ------

                    CYPRESS COMMUNICATIONS HOLDING CO., INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                  THREE MONTHS ENDED MARCH 31,

                                                                  2005                  2004
                                                                 ------                ------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                             $ (547)               $  (631)
   Adjustments to reconcile net income (loss) to net cash used in operating activities
     Depreciation and amortization                                1,318                  1,196
     Bad debt expense                                               (26)                   133
     Other non-cash items                                           354                    437

Changes in assets and liabilities, net of acquisitions
    Decrease in accounts receivable                                 483                    702
    Decrease in prepaid expenses and other current assets           124                    109
   (Increase) decrease in other assets                                8                     36
   Decrease in accounts payable and accrued expenses               (445)                (3,693)
   Increase in deferred revenue                                     118                     25
                                                                 ------                -------

NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES                  1,934                 (1,686)
                                                                 ------                -------

                                                           2005      2004
                                                          -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                      (950)     (908)
   Proceeds from sale of property and equipment                36        --
                                                          -------   -------

NET CASH USED IN INVESTING ACTIVITIES                        (914)     (908)
                                                          -------   -------

CASH FLOWS FROM FINANCING ACTIVITIES
   (Repayments)/proceeds from line of credit, net          (1,030)    1,573
   Principal payments of long-term debt                        (3)      (22)
   Proceeds from exercises of stock options and warrants    1,450        --
                                                          -------   -------

NET CASH  PROVIDED BY (USED) IN FINANCING ACTIVITIES          417     1,551
                                                          -------   -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          890    (1,043)

CASH AND CASH EQUIVALENTS, AT BEGINNING OF PERIOD             215     1,900
                                                          -------   -------

CASH AND CASH EQUIVALENTS, AT END OF PERIOD               $ 1,105   $   857
                                                          =======   =======

Supplemental Disclosure of Cash Flow Information:

Interest paid                                             $   338   $   342
                                                          =======   =======